                                                                 Exhibit 10.17.7
                                                                 ---------------


                   [Independent Wireless One Corporation Logo]

                                November 6, 2000



Mr. Solon Kandel
592 Ashwood Drive
Springfield, New Jersey  07081

Dear Sol:

     This letter when executed by you will represent our agreement with respect to your separation of employment from Independent Wireless One Corporation ("IWO") and its parent, IWO Holdings, Inc. ("Holdings"), as follows:
  ---                                        --------

     1. Acceptance of this letter by your signature below will constitute your resignation as an officer and employee of IWO, Holdings and any other affiliate of Holdings, subject to the terms of this letter. IWO and Holdings hereby agree that your resignation will be treated as a termination of your employment under
Section 7(b)(iii) of your Agreement of Employment dated as of December 20, 1999 (such Agreement of Employment, as amended by letter agreement dated August 24, 2000 (the "August 24 Letter Agreement") is referred to herein as the "Employment
           --------------------------                                 ----------
Agreement"), and, as a result, you will be entitled to the payments and benefits
---------
called for by the Employment Agreement for a termination of your employment pursuant to such Section 7(b)(iii), including the salary-based and bonus-based payments set forth on Exhibit A to this letter which the parties hereto agree are the amounts due under clauses (A) and (B) of such Section 7(b)(iii). In addition, IWO or Holdings will pay to you $20,000 in January 2001 as reimbursement for certain expenses incurred by you.

     2. You will, if you choose to do so, remain a member of the Board of Directors of Holdings until such time as the Board of Directors or shareholders of Holdings determine in their sole discretion that your service as a director should end, at which time you will, if requested by Holdings, resign as a director.

     3. IWO hereby engages you as a consultant through April 30, 2001 to provide IWO and its affiliates advisory services from time to time as reasonably requested by IWO subject to your reasonable availability. For these services, you will be paid $25,000 for November 2000 (less any portion of your salary paid to you for the period from November 1, 2000 to the effective date of this letter), $25,000 for December 2000 and $15,000 per month thereafter

Mr. Solon Kandel
November 6, 2000
Page 2

through April 30, 2001. During the period from the effective date of this letter through April 30, 2001, IWO will continue to make available to you your current medical benefits if available under IWO's coverage as determined by IWO, or if not so available, will reimburse you for COBRA payments you incur for continuation of such medical benefits.

     4. Pursuant to your Stock Option Agreement dated as of December 20, 1999 as amended by the August 24 Letter Agreement (the "Option Agreement"), you
                                                   ----------------
currently have (a) stock options to purchase 11,235.9551 shares of Class B Stock of Holdings exercisable at $43.521 per share, all of which are vested and (b) stock options to purchase an additional 44,943.8202 shares of Class B Stock of Holdings exercisable at $172.34043 per share, some of which are vested and some of which are unvested. All such unvested options will be deemed vested at the effective date of this letter. All options covered by the Option Agreement will expire as set forth in Sections 4(a) and 6(a) of the Option Agreement; provided that, for clarification purposes, it is hereby agreed that the phrase "the later of (A) five years after the Termination Date or (B) two years after an Initial Public Offering," as used in Section 4(a)(ii) of the Option Agreement and "the later of five years after the Termination Date or two years after an Initial Public Offering" as used in Section 4(c)(ii) of the August 24 Letter Agreement, shall each be deemed to mean "five years after the Termination Date or, if an Initial Public Offering occurs within five years after the Termination Date, the later of five years after the Termination Date or two years after the Initial Public Offering." To the fullest extent permitted by applicable law, (a) if provision is made by Holdings for any of the actions described in clause (i) or
(ii) of the first sentence of Section 6(a) of the Option Agreement for senior management generally with respect to their stock options, similar provision will be made for your stock options and (b) the shares underlying your options will be included in an S-8 Registration Statement (or any successor thereto) in connection with or following an Initial Public Offering (as defined in the August 24 Letter Agreement) to the same extent any shares underlying any options of senior management are so included.

     5. Sections 4(a) and 4(b) of the August 24 Letter Agreement shall be of no further force or effect.

     6. You hereby agree and confirm that your Warrant to purchase up to 2,480 shares of Class B Stock of Holdings at the exercise price of $172.34043 per share pursuant to the Warrant dated December 20, 1999, as amended by the August 24 Letter Agreement (the "Warrant"), will automatically expire unexercised at
                          -------
the effective date of this letter.

     7. You acknowledge and agree that Holdings shall have the right to purchase the 483.5391 shares of Class B Stock of Holdings issued to you pursuant to the Management Bonus Stock Purchase Agreement dated as of December 20, 1999, as amended by the August 24 Letter Agreement (the "MBSPA") at a purchase price
                                                   -----
equal to $172.34043 per share which will be

Mr. Solon Kandel
November 6, 2000
Page 3

settled and closed as soon as practicable on or after the effective date of this letter subject to surrender of the stock certificates duly endorsed for transfer.

     8. You, for yourself, your agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors ("Your Parties"), on the one hand, and Holdings and IWO, its present,
            ------------
past and future subsidiaries and affiliates, successors and assigns, and their respective present and past officers, directors, directors, employees and agents ("Our Parties"), on the other hand hereby release and forever discharge the
  -----------
other, from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, provided, however, that nothing contained herein shall relieve IWO, Holdings or you from any obligation arising herein, under the agreements referenced herein (as modified by this agreement), under the Indemnity Agreement dated December 20, 1999 between Holdings and you, under the Indemnity Agreement dated November 5, 1999 between IWO and you, under the Certificate of Incorporation of Holdings or IWO or under the Stockholders Agreement dated December 20, 1999 between Holdings, you and the other parties thereto. Your Parties and Our Parties further agree not to assert any claim, charge or other legal proceeding against the other, in any forum, based on any events, whether known or unknown, which are the subject of the release contained in this Section 8.

     9. Except for the changes described herein, the Option Agreement, the MBSPA, the Employment Agreement and the August 24 Letter Agreement, to the extent their respective provisions continue in effect following termination of employment, will be unchanged and remain in full force and effect.

     10. This letter agreement shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of you, Holdings and/or IWO. Holdings and IWO will cause any successor to either or both of them to assume this letter agreement.

     11. The parties hereto agree to take or cause to be taken all such further actions as may be reasonably necessary or appropriate to effectuate the intent, purposes and obligations of this letter agreement. You agree that federal, state, local or other applicable taxes shall be withheld on all payments or other compensation in accordance with and to the extent required by applicable tax laws and regulations.

Mr. Solon Kandel
November 6, 2000
Page 4


     Please indicate your acceptance of the terms hereof by signing in the appropriate space below.

                              Very truly yours,

                              IWO HOLDINGS, INC.

                              By: /s/ Steven M. Nielsen
                                  -----------------------
                              Name: Steven M. Nielsen

                              Title: Chief Financial Officer

                              INDEPENDENT WIRELESS ONE CORPORATION

                              By: /s/ Steven M. Nielsen
                                  ---------------------
                              Name: Steven M. Nielsen
                              Title: Chief Financial Officer


Agreed and accepted:

Dated November 8, 2000

/s/ Solon L. Kandel
-------------------
Solon Kandel